                                                                  Exhibit 12 (b)

                         THE BEAR STEARNS COMPANIES INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                        (In thousands, except for ratio)



                                    (Unaudited)         (Unaudited)
                                    Six-Months           Six-Months        Fiscal Year     Fiscal Year    Fiscal Year
                                      Ended                Ended              Ended          Ended          Ended
                                 December 31, 1999    December 31, 1998   June 30, 1999   June 30, 1998  June 30, 1997
                                 -----------------   ------------------   -------------   -------------  -------------
Earnings before taxes
    on income                        $  639,609           $  300,787        $1,064,108      $1,063,492     $1,013,690
                                 -----------------   ------------------   -------------   -------------  -------------
Add:   Fixed Charges
            Interest                  1,957,794            1,851,638(1)      3,379,914       3,638,513      2,551,364
            Interest factor
              in rents                   15,350               15,336            31,363          30,130         26,516
                                 -----------------   ------------------   -------------   -------------  -------------
    Total fixed charges               1,973,144            1,866,974         3,411,277       3,668,643      2,577,880
                                 -----------------   ------------------   -------------   -------------  -------------
Earnings before fixed
 charges and taxes on
  income                             $2,612,753           $2,167,761        $4,475,385      $4,732,135     $3,591,570
                                 -----------------   ------------------   -------------   -------------  -------------
                                 -----------------   ------------------   -------------   -------------  -------------
Preferred stock dividends            $   19,556           $   19,873          $ 39,430        $ 31,012       $ 23,833

Ratio of income before provision
 for income taxes to net income*            159%                 150%              158%            161%           165%
                                 -----------------   ------------------   -------------   -------------  -------------
Preferred dividend factor on
 pretax basis                            31,041               29,884            62,340          49,939         39,390

Total fixed charges and
 preferred dividends                 $1,992,700           $1,886,847        $3,450,707      $3,699,655     $2,601,713
                                 -----------------   ------------------   -------------   -------------  -------------
                                 -----------------   ------------------   -------------   -------------  -------------

Ratio of earnings to fixed charges
 and preferred stock dividends              1.3                  1.1              1.3             1.3             1.4
                                 -----------------   ------------------   -------------   -------------  -------------
                                 -----------------   ------------------   -------------   -------------  -------------


                                        Fiscal Year         Fiscal Year
                                           Ended              Ended
                                       June 30, 1996      June 30, 1995
                                       -------------      -------------
Earnings before taxes
    on income                           $  834,926          $  388,082
                                       -------------      -------------
Add:   Fixed Charges
            Interest                     1,981,171           1,678,515
            Interest factor
              in rents                      25,672              24,594
                                       -------------      -------------
    Total fixed charges                  2,006,843           1,703,109
                                       -------------      -------------
Earnings before fixed
 charges and taxes on
  income                                $2,841,769          $2,091,191
                                       -------------      -------------
                                       -------------      -------------

Preferred stock dividends               $   24,493          $   25,137

Ratio of income before provision
 for income taxes to net income*               170%                161%
                                       -------------      -------------
Preferred dividend factor on
 pretax basis                               41,680              40,544

Total fixed charges and
 preferred dividends                    $2,031,336          $1,728,246
                                       -------------      -------------
                                       -------------      -------------

Ratio of earnings to fixed charges
 and preferred stock dividends                 1.4                 1.2
                                       -------------      -------------
                                       -------------      -------------


(1) This amount has been changed to conform to the current period's presentation.

* Represents income before provision for income taxes divided by net income, which adjusts dividends on preferred stock to a pre-tax basis.